UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2017

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, Ohio	43235
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:   (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2017, Omega Commercial Finance Corporation (the “Company”), (OTCPINK: OCFN) announces a mutually agreed upon resignation of Eran Danino as President of OCFN as well as his resignation as CEO and President of Omega Capital Street the wholly owned operating subsidiary of the Company.  The resignation is effective February 15, 2017.

Immediately effective upon the resignation, the Company has retained Mr. Danino in a non-executive positon as an outside International Capital Markets Advisor to the institutional Israel investor base. This allows Mr.  Danino the flexibility to pursue and focus on outside business ventures while also enabling the Company to utilize Mr. Danino’s vast familiarity with the Company, its business model, and associated goals and initiatives to specifically target the Israeli international institutional market for the Company’s capital raising efforts.

Because Mr. Danino under his previous executive positions served under the guidance and close coordination of the Company’s current CEO, Mr. Todd Buxton, it is a seamless and effective transition for Mr. Buxton to fill that vacant role by continuing to facilitate current and future business transactions previously coordinated by Mr. Danino.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 21, 2017

OMEGA COMMERCIAL FINANCE CORPORATION:

By: /s/ Todd C. Buxton

Name: Todd C. Buxton

Title:  Chief Executive Officer